QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

IAC/InterActiveCorp Subsidiaries
As of December 31, 2007

Entity	Jurisdiction of Formation
4075650 Canada Inc.	Canada
8831-8833 Sunset, LLC	Delaware
Aqua Acquisition Holdings, LLC	Delaware
AST LLC	Delaware
AST Sub, Inc.	Delaware
Ballard Designs, Inc.	Georgia
Barama, SA	Belgium
Biletix Bilet Dagitim Basum ve Ticaret A.S.	Turkey
BiljettDirekt Ticnet AB	Sweden
BILLETnet A/S	Denmark
Billetservice AS	Norway
Billettsentralen AS	Norway
Black Web Enterprises Inc.	Delaware
Brain Busters Enterprises, LLC	Florida
Cinmar, Inc.	Ohio
Cinmar, L.P.	Delaware
CitySearch Canada Inc.	Canada (Ontario)
CollegeHumor Press LLC	Maryland
Comedy News Ventures, Inc.	Delaware
Connected Ventures, LLC	Delaware
Cornerstone Brands, Inc.	Delaware
Cornerstone Consolidated Services Group, Inc.	Delaware
Cornerstone Real Estate Company I, LLC	Delaware
CV Acquisition Corp.	Delaware
Domania.com, Inc.	Massachusetts
Echomusic, LLC	Delaware
ECS Sports Fulfillment LLC	Delaware
Elicia Acquisition Corp.	Delaware
Emma Entertainment (Beijing) Co. Ltd.	People's Republic of China
Emma Entertainment Holding HK Ltd.	Hong Kong
Entertainment Publications of Canada Limited	New Brunswick
Entertainment Publications of Puerto Rico, Inc.	Delaware
Entertainment Publications, Inc.	Michigan
eVite, LLC	Delaware
Exception Management Services LP	Delaware
FC1031 Limited	United Kingdom
Five Star Matchmaking Information Technology (Beijing) Co., Ltd.	People's Republic of China
FLMG Holdings Corp	Delaware
Focus Interactive, Inc.	Delaware
Freeway Merger Sub, Inc.	Delaware
GarageGames.com, Inc.	Oregon
Garnet Hill, Inc.	New Hampshire
GDC Media, Inc.	Delaware
Giftco Certificate Issuance Corp	Idaho

GiftCo, Inc.	Delaware
GRB, Inc.	Delaware
H.O.T. Belgium S.A.	Belgium
H.O.T. Networks Holdings (Delaware) L.L.C.	Delaware
HLC Escrow, Inc.	California
Home Loan Center, Inc.	California
Home Shopping Español (Mexico) S. de R.L. de C.V.	Mexico
Home Shopping Español Servicios (Mexico) S. de R.L. de C.V.	Mexico
Home Shopping Europe en Francais S.A.	Belgium
Home Shopping Europe en het Nederlands N.V.	Netherlands
Home Shopping Network En Español L.L.C.	Delaware
Home Shopping Network En Español L.P.	Delaware
Home Shopping Network, Inc.	Delaware
HomeSpace Acquisition Co.	Delaware
HSE Media LLC	Delaware
HSN Capital LLC	Delaware
HSN Catalog Services, Inc.	Delaware
HSN Direct LLC	Delaware
HSN Fulfillment LLC	Delaware
HSN General Partner LLC	Delaware
HSN Home Shopping Network GmbH	Germany
HSN Improvements LLC	Delaware
HSN Interactive LLC	Delaware
HSN LP	Delaware
HSN of Nevada LLC	Delaware
HSN Realty LLC	Delaware
HSN UK Holdings Ltd.	United Kingdom
HSNAutomatic LLC	Delaware
HTRF Holdings, Inc.	Delaware
HTRF Ventures, LLC	Delaware
IAC 19th St. Holdings, LLC	Delaware
IAC Falcon Holdings, LLC	Delaware
IAC Partner Marketing, Inc.	Delaware
IAC Search & Media (Canada) Inc.	Canada
IAC Search & Media (Hangzhou) Limited	People's Republic of China
IAC Search & Media (Jersey) Limited	Jersey—Channel Islands
IAC Search & Media Australia Pty. Ltd.	Australia
IAC Search & Media B.V.	Netherlands
IAC Search & Media Deutschland GmbH	Germany
IAC Search & Media Espana S.L.	Spain
IAC Search & Media Europe Limited	Ireland
IAC Search & Media International, Inc.	Delaware
IAC Search & Media Internet Limited	United Kingdom
IAC Search & Media Italia S.r.l.	Italy
IAC Search & Media Massachusetts, Inc.	Massachusetts
IAC Search & Media Technologies Limited	Ireland
IAC Search & Media UK Partnership	United Kingdom
IAC Search & Media Washington, LLC	Washington
IAC Search & Media, Inc.	Delaware
IAC UK Finance Limited	England and Wales

IBUY TV Limited	United Kingdom
IIC Holdings Incorporated	Delaware
ImproveNet, Inc.	Delaware
iNest Realty of Minnesota, Inc.	Minnesota
iNest Realty, Inc.	Illinois
Ingenious Designs LLC	Delaware
Insider Pages Inc.	Delaware
InstantAction Holdings, Inc.	Delaware
Intercambios Internacionales de Vacaciones Interval International España SA	Spain
Intercambios Internacionales de Vacaciones S.A. de C.V.	Mexico
InterCaptiveCorp, Ltd.	Bermuda
Internest, Inc.	Delaware
Internet Shopping Network LLC	Delaware
Interval Acquisition Corp.	Delaware
Interval European Holdings Limited	England and Wales
Interval Holdings, Inc.	Delaware
Interval International (Israel) Vacation Enterprises Limited	Israel
Interval International Argentina S.A.	Argentina
Interval International Brasil Serviços Ltda	Brazil
Interval International de Colombia, S.A.	Colombia
Interval International Devre Mulk Turizm Limited Sirketi	Turkey
Interval International Eastern Canada, Inc.	Canada (Ontario)
Interval International Egypt Ltd.	Egypt
Interval International Finland Oy	Finland
Interval International France SA	France
Interval International FZE	Dubai, United Arab Emirates
Interval International GmbH	Germany
Interval International Greece Ltd.	Greece
Interval International Holdings Mexico S.A. de C.V.	Mexico
Interval International Holdings, Inc.	Florida
Interval International India Private Limited	India
Interval International Italia SRL	Italy
Interval International Limited	England and Wales
Interval International Overseas Holdings, Inc.	Florida
Interval International Singapore (Pte) Ltd.	Singapore
Interval International South Africa (Pty) Ltd.	South Africa
Interval International, Inc.	Florida
Interval Resort & Financial Services, Inc.	Florida
Interval Servicios de Mexico S.A. de C.V.	Mexico
Interval Software Services (Europe) Limited	Northern Ireland
Interval Software Services, LLC	Florida
Interval Travel Limited	England and Wales
Interval UK Holdings Limited	England and Wales
Interval Vacation Exchange, Inc.	Delaware
Intervalo Internacional Prestação da Serviços Lda	Portugal
iWon Points LLC	New York
Kartenhaus Ticketservice GmbH	Germany
Kiss.com Inc.	Delaware
LendingTree Alabama Title Services, LLC	Alabama

LendingTree Settlement Services, LLC	Delaware
LendingTree, LLC	Delaware
Lippupalvelu OY	Finland
LT Real Estate, Inc.	Delaware
Match.com Canada Ltd.	Canada
Match.com International Holdings, Inc.	Delaware
Match.com International Licenseco, LLC	Delaware
Match.com International Ltd.	United Kingdom
Match.com Investments, Inc.	Cayman Island
Match.com Japan KK	Japan
Match.com Offline Products, LLC	Delaware
Match.com Offshore Holdings, Ltd	Mauritius
Match.com, LLC	Delaware
Meragon Financial Services, Inc.	North Carolina
Meridian Financial Services, Inc.	North Carolina
Microflex 2001 LLC	Delaware
Mojo Acquisition Corp.	Delaware
New USANi Holding Company, Inc.	Delaware
New-U Studios Holdings, Inc.	Delaware
NLG Merger Corp.	Delaware
Organización Interval International, C.A.	Venezuela
Points Investments, Inc.	Delaware
Power Ten Ventures, Inc.	Delaware
Primal Ventures, Inc.	Delaware
Pronto, Inc.	Delaware
Quiz TV Limited	United Kingdom
Real Estate.com Oregon, LLC	Oregon
REP Holdings, Ltd.	Hawaii
Reseau Admission, Inc.	Canada
ReserveAmerica CA Inc.	Delaware
ReserveAmerica Holdings Inc.	Canada (Ontario)
ReserveAmerica Inc.	Delaware
ReserveAmerica ON Inc.	Canada (Ontario)
ReserveAmerica U.S. Holdings Inc.	Delaware
ResortQuest Hawaii, LLC	Hawaii
ResortQuest Real Estate of Hawaii, LLC	Hawaii
Rigol Grupo de Inversiones S.L.	Spain
RMS, LLC	Delaware
Robin Acquisition Corp.	Delaware
RQI Holdings, LLC	Hawaii
Sally Foster, Inc.	Michigan
ServiceMagic, Inc.	Delaware
Shoebuy.com, Inc.	Delaware
Shopblinds.com, Inc.	Delaware
Short Shopping LLC	Delaware
Show Tickets Australia Pty. Ltd.	Australia
SK Holdings, Inc.	Delaware
Smith & Noble, LLC	Delaware
Soulmates International, Inc.	Delaware
Soulmates Limited	New Zealand

Soulmates Technology Limited	United Kingdom
Soulmates Technology Pty Ltd.	New South Wales Australia
Styleclick Chicago, Inc.	Delaware
Styleclick, Inc.	Delaware
Styleclick.com Enterprises Inc.	California
Targeted Media Solutions LLC	Delaware
The Cornerstone Brands Group, Inc.	Delaware
The Cornerstone Holdings Group, Inc.	Delaware
The IAC Foundation, Inc.	Delaware
The Territory Ahead, Inc.	Delaware
The Ticket Shop UnLimited	Ireland
Tick Tack Ticket, S.A.	Spain
Ticket Service Nederland B.V.	Netherlands
Ticket Shop Holdings (IOM)	Isle of Man
Ticket Shop One (IOM) Limited	Isle of Man
Ticket Shop Two (IOM) Limited	Isle of Man
Ticketline (UnLimited)	Ireland
Ticketmaster	Delaware
Ticketmaster (Online) Citysearch UK Limited	United Kingdom
Ticketmaster Advance Tickets, LLC	Colorado
Ticketmaster Australasia Pty. Ltd.	Australia
Ticketmaster California Gift Certificates L.L.C.	California
Ticketmaster Canada Ltd.	Canada
Ticketmaster China Ventures, L.L.C.	Delaware
Ticketmaster Corporation	Illinois
Ticketmaster Deutschland GmbH	Germany
Ticketmaster EDCS LLC	Delaware
Ticketmaster Florida Gift Certificates L.L.C.	Florida
Ticketmaster France Holdings Co. EURL	France
Ticketmaster Georgia Gift Certificates L.L.C.	Georgia
Ticketmaster Group, Inc.	Illinois
Ticketmaster Indiana (JV)	Indiana
Ticketmaster Indiana Holdings Corp.	Indiana
Ticketmaster International Events Ltd.	United Kingdom
Ticketmaster L.L.C.	Virginia
Ticketmaster Multimedia Holdings, LLC	Delaware
Ticketmaster New Ventures Finance HB	Sweden
Ticketmaster New Ventures Holdings, Inc.	Delaware
Ticketmaster New Ventures II AB Holdings	Sweden
Ticketmaster New Ventures, Ltd.	Cayman Island
Ticketmaster NZ Pty. Ltd.	New Zealand
Ticketmaster Online-Citysearch Canada Ltd.	Canada (Ontario)
Ticketmaster Pacific Acquisitions, Inc.	Delaware
Ticketmaster Systems Ltd.	United Kingdom
Ticketmaster Ticketing Information Technology (Shanghai) Co., Ltd.	People's Republic of China
Ticketmaster UK Limited	United Kingdom
Ticketmaster West Virginia Gift Certificates L.L.C.	West Virginia
Ticketmaster-Indiana, L.L.C.	Delaware
Ticketron Australia Pty Ltd.	Australia
Ticketshop (NI) Limited	Northern Ireland

TicketWeb Inc.	Delaware
Ticketweb UK, Ltd.	United Kingdom
TM Number One Limited	United Kingdom
TM Travel, LLC	Delaware
TM Vista, Inc.	Virginia
TMC Realty, L.L.C.	Delaware
Travelsmith Outfitters, Inc.	California
Trustic, Inc.	Delaware
TV Travel Europe Ltd.	United Kingdom
TV Travel Group Ltd.	United Kingdom
TV Travel Shop Broadcasting Ltd.	United Kingdom
TV Travel Shop Holidays Ltd.	United Kingdom
TV Travel Shop Ltd.	United Kingdom
uDate.com Ltd.	United Kingdom
uDate.com, Inc.	Delaware
Unicorn Acquisition Corp.	Delaware
United Independent, Inc.	Delaware
USA Electronic Commerce Solutions LLC	Delaware
USA Video Distribution LLC	Delaware
USANi Capital Corp.	Delaware
USANi LLC	Delaware
USANi Sub LLC	Delaware
USA-Vue Funding Corp.	Delaware
Vacation Holdings Hawaii, Inc.	Delaware
Ventana Television Holdings, Inc.	Delaware
Ventana Television, Inc.	Delaware
Worldex Corporation	Florida
Worldwide Ticket Systems, Inc.	Washington
Worldwide Vacation & Travel, Inc.	Florida
XYZII, Inc.	Washington
ZD Holdings, Inc.	Delaware
Zero Degrees Inc.	Delaware

QuickLinks

  Exhibit 21.1
IAC/InterActiveCorp Subsidiaries As of December 31, 2007